Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan of our reports dated February 26, 2026, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Rhythm Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 26, 2026